UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 5, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: December 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through November 30, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Individual Segment

1.              What were the major drivers behind the internal growth rate acceleration in the individual segment revenues in the third quarter of 2006?

In the third quarter of 2006, revenue for our Individual segment increased $4.9 million, or 31.6%, over the same period in 2005. The acceleration in revenue growth relative to previous quarters was largely driven by acquisitions. Our acquisitions of Ibbotson and Aspect Huntley contributed $1.7 million of revenue to the Individual segment in the third quarter of 2006.

Some of the other major factors behind growth in the Individual segment were Morningstar.com, including Premium Membership and Internet advertising sales, and an increase in revenue from Morningstar Equity Research, particularly in revenue associated with the Global Analyst Research Settlement. As mentioned in our 10-Q report, in the first nine months of 2005, we provided research related to the Global Analyst Research Settlement under contracts with five investment banks. In September 2005, we entered into an agreement with a sixth investment bank to provide independent equity research under the terms of the settlement, which added incremental revenue in the first nine months of 2006 that we did not have in the same period in 2005. We’re also providing analyst coverage on a larger number of stocks compared with the same period last year.

2.              Why has the sequential growth slowed in the number of premium subscriptions?   Is there seasonality in new sales of premium subscriptions? What is the churn in the premium subscription base? Is churn in this segment seasonal also? Has it gone up?

Sequential growth in the total number of Premium Memberships for Morningstar.com was lower in the third quarter compared with the previous couple of quarters, partly because of seasonality in Premium sales. The first quarter tends to show more sales activity and sales tend to be slightly lower over the summer months.

We haven’t disclosed specific information about the amount of churn (which reflects cancellations and nonrenewals in a given period) for individual products. Overall, the renewal rate for our subscription-based products averaged about 60% to 65% in full-year 2005. For Premium memberships, we have not seen a large amount of seasonality in cancellation rates, except that cancellations tend to be slightly higher in the first quarter, when we also tend to experience more initial sales activity.

3.              Was the online advertising growth in the quarter higher or lower than the segment revenue growth?  Did this revenue stream exhibit the same seasonal downturn sequentially that other online advertising businesses experience?

In the third quarter, our online ad sales revenue increased at a higher rate than overall revenue in the Individual segment. We did not experience a seasonal downturn in ad sales.

4.              Did you experience sequential seasonality in the publications business?  Did it grow faster or slower than the segment revenues?

Our print publications business grew at a lower rate than segment revenue in the third quarter. We tend to experience some seasonality in this area, particularly with respect to the annual reference guides we publish once a year. These books are published early in the year, and we generally see the bulk of our sales activity for these products in the first half of the year.

5.              Why did the individual segment operating margins go down 500 basis points sequentially in the September quarter? What drives the seasonality in operating costs in this segment?

Operating margin in the Individual segment declined sequentially in the third quarter partly because of incremental costs added by acquisitions. We completed our acquisition of Aspect Huntley at the end of July, which added to our cost base in the Individual segment. Operating expense also increased because of higher marketing costs and compensation costs.

Advisor Segment

6.              Was all of the sequential decline in the advisor workstation licenses due to the elimination of redundant licenses?  Or was there additional churn in that number?

We addressed a similar question in last month’s Q&A, which you can find at the following link:

http://corporate.morningstar.com/US/financials/QA_November_2006.pdf

Here’s a quick recap:

In addition to the license elimination, there were a couple of other factors that impacted the total during the third quarter. One of our major contracts includes a provision to reset the number of licenses once a year based on usage, and the count dropped when this annual reset took place. The number of licenses under this contract tends to rise during the year as usage increases. In addition, one firm that had a relatively large number of licenses reduced the minimum number of advisor seats when it renewed its contract during the quarter. However, the annual contract value remained the same because of an increase in the price per user. We’ve continued to see strong growth in new contracts for this product, as well as an increase in the amount of functionality licensed, which has helped drive revenue growth despite the sequential decline in licenses.

7.              Was the $1.3 million in revenue from the redundant license in the form of a termination fee?  Did the segment operating margin benefit from the $1.3 million in license termination fee?  And will the operating margin go down as a result of the non-recurring nature of this fee?

Yes, we recognized $1.3 million of one-time revenue during the third quarter of 2006 associated with eliminating a redundant license agreement for Advisor Workstation following the merger of two clients.  This amount added to revenue without any associated cost, so it would be safe to say that it had a positive impact on the Advisor segment’s operating margin.

8.              What % of the Principia licenses renew in the fourth quarter?

The distribution across the four calendar quarters of Principia subscriptions up for renewal is slightly skewed to the fourth quarter, although not dramatically so. A bit more than 25% of our Principia user base comes up for renewal during the fourth quarter.

9.              What is the average % fee on managed portfolios?  What was it last year?  On average, what is the relative performance of the managed portfolios ytd, 1 yr and 3 yrs?

The management fee for our Morningstar Managed Portfolios service, a fee-based discretionary asset management program offered through financial advisors, is based on a tiered schedule that depends on the client’s average daily account value. The net fee ranges from 0.20% to 0.40% of assets. The net management fee covers the costs of account service, custody and clearing, portfolio construction, and ongoing monitoring, with full discretionary authority to rebalance and reallocate the portfolios when necessary.

Performance measurement for the Managed Portfolios service is complex because these are all private accounts, and each portfolio has a unique benchmark. Over the five-year period since we started the program in October 2001, however, each portfolio in our asset allocation lineup (16 in total) has outperformed its blended benchmark. The amount of annualized outperformance over these benchmarks ranged from 13 to 79 basis points for the portfolios intended for tax-deferred investors and 8 to 103 basis points for the portfolios intended for taxable accounts.

Institutional Segment

10.       What are the % fees on retirement accounts and investment consulting?  What were they last year?

The fees on these accounts are customized by client and vary depending on the level of service we provide, the size of the asset base under management or advisement, and other factors. We don’t disclose the specific amounts because they are unique to each client situation.

11.       What are the relative performances of the retirement accounts and investment consulting accounts for the year to date, 1 year, and 3 years?

It’s difficult to aggregate performance statistics for our managed retirement account service because these accounts are  customized to match the participant’s time horizon, risk tolerance, retirement goals, and investments available in the plan. Our retirement professionals provide fund selection, asset allocation strategy, fundamental portfolio design, ongoing monitoring, quarterly portfolio reviews, and rebalancing when needed to ensure that the portfolios match participants’ objectives. Because of the large number of participants and the level of customization involved, we don’t report aggregate performance data for these accounts.

In Investment Consulting, the services we provide mainly focus on asset allocation and security selection for funds of funds, including mutual funds and variable annuities. In this area as well, it’s difficult to aggregate performance data because the portfolios we work with have a wide range of investment styles and objectives and therefore have different risk/return profiles. In addition, in the majority of our consulting work, we serve as an advisor, not as a discretionary asset manager. Because of this structure, we don’t report aggregate performance data for our Investment Consulting work.

For the funds where we do serve as a discretionary asset manager, such as the TA IDEX Asset Allocation funds, performance data is publicly available from a variety of sources, including our investment Web site, Morningstar.com. Here are some of the relevant performance numbers for these funds:

Fund Name	Category	Ytd return %	Ytd % rank	1-year return %	1-year return % rank	3-year return %	3-year return % rank
TA IDEX Asset Allocation — Growth A	Large Growth	13.72	5	15.41	4	13.48	5
TA IDEX Asset Allocation — Moderate Growth A	Moderate Allocation	12.50	15	14.10	12	11.86	11
TA IDEX Asset Allocation — Moderate A	Moderate Allocation	10.87	34	12.30	27	10.34	24
TA IDEX Asset Allocation — Conservative A	Conservative Allocation	8.81	23	10.20	19	8.60	13

* All performance information is through 11/30/06.

12.       How big is the opportunity for Licensed Data?  Who are the target customers?  How many potential customers are left?  How penetrated is Morningstar in its existing accounts?

To put the potential market size for Licensed Data in perspective, it’s helpful to look at the size of the economic and financial data market, which had total spending of about $16.4 billion in 2004 based on a report from Veronis Suhler Stevenson.

The target customers for Licensed Data mainly consist of banks, brokerage firms, insurance companies, and mutual fund companies. In all four key areas, we’ve achieved a decent level of penetration, but still see ample opportunities for expansion, particularly in markets outside of the United States. To drive future growth, we’re continuing to build the range of security types, data points, and international markets for our Licensed Data offering.

In particular, we’ve been adding additional data universes in many markets outside of the United States. We’ve also been expanding the number of securities and data points tracked for additional security types, such as hedge funds, separate accounts, closed-end funds, and 529 plans. Finally, we believe we have opportunities to leverage our global equity ownership data, which identifies institutional ownership information on more than 60,000 actively traded equities worldwide. This ownership data incorporates our comprehensive portfolio data covering U.S. mutual funds, offshore mutual funds, U.S. separate accounts, and 529 plans, as well as information from 13F/D/G filings and insider ownership data.

Free Cash Flow

13.       What are the major factors in the improvement of working capital for year to date 2006 versus year to date 2005?  Are these levels of working capital sustainable? . . .I’m referring specifically to the “changes in the operating assets and liabilities” in cash flow from operations.  [In] year to date 2006 this line item benefited cash flow from operations by $27.3 million vs. a negative $6.3 million [for] year to date 2005.  I am looking for an explanation of this line (i.e. what were the major drivers of this and more importantly why).

The primary driver behind the larger cash flow benefit from changes in net operating assets and liabilities (working capital excluding cash) relates to income taxes. Looking at our cash flow statement, income taxes payable had a positive impact of $22.7 million on cash from operations in the first nine months of 2006; for the same period in 2005, income taxes payable reduced cash from operations by $1.9 million. The cash flow benefit in 2006 resulted from two factors: First, cash paid for income taxes decreased compared with the prior-year period. As a result of the $12.8 million cash tax benefit we received related to the payment for the cancellation of Ibbotson’s stock options, we were able to postpone payment of estimated taxes in the first nine months of 2006. However, we expect to make income tax payments in the fourth quarter. Second, our income tax liability increased because our income before taxes has increased compared with the same period in 2005.

Another factor impacting the change in operating assets and liabilities was an increase in accrued compensation, which reflects the buildup of our bonus liability related to 2006 operating performances. We expect to pay these bonuses in the first quarter of 2007, consistent with the timing of bonus payments in previous years.

An increase in deferred revenue and a lower increase in accounts receivable relative to the first nine months of 2005 also contributed to the net change in operating assets and liabilities, but to a lesser extent.

14.       What is the company’s target free cash flow to net income?

We don’t really have a target for this ratio. As you’ve probably noticed, we don’t tend to focus a lot of attention on reported net income. In addition, the ratio of free cash flow to net income can vary widely depending on the amount of noncash items included in net income and many other factors. And while our business typically doesn’t require a great deal of capital investment, the amount of free cash flow in any given period can vary depending on our ability to manage working capital, our investments in computer equipment, leasehold improvements, and other factors.

Walk-in Revenue

15.       I am an analyst following Morningstar. I have gone through the 10-K report and had a question. Can you explain what do you mean by walk-in revenue?

Sure. Walk-in revenue reflects the amount of revenue for which we had agreements in place when we entered the year. More specifically, we define “walk-in” revenue as revenue we expect to recognize during the year from subscriptions and license agreements in place as of January 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year. Because of the way our business works, our revenue tends to be relatively visible, meaning that we have a clear view of the amount of walk-in revenue at the beginning of each year. Walk-in revenue has made up the largest percentage of our revenue base for each of the past three years.

On a related note, we plan to discontinue our quarterly reports on new, renewal, and walk-in revenue after we announce our full-year financial results for 2006 and walk-in revenue for 2007. We’re in the process of evaluating some other metrics that we believe may be more useful to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 1, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer